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                                                                 Exhibit 10.54.2


                            FOURTH AMENDMENT TO LEASE

This FOURTH AMENDMENT TO LEASE made as of the 5th day of October, 2001 by and between 225 FOURTH, LLC a Delaware limited liability company whose address is c/o Orda Management Corporation, 225 Park Avenue South, New York, New York 10003 (hereinafter referred to as "Landlord") and ACTV, INC., a Delaware corporation, whose address is 225 Park Avenue South, New York, New York 10003 (hereinafter referred to as "Tenant").

                                   WITNESSETH

         WHEREAS, by lease dated as of December 1, 1999, as amended by that First Amendment to Lease dated May 23, 2000 (the "First Amendment"), that Second Amendment to Lease dated as of October 23, 2000 (the "Second Amendment"), and that Third Amendment dated as of December 11, 2000 (the "Third Amendment"), (said lease, as same has been amended, is hereinafter referred to as the "Lease"), Landlord leased to Tenant, the entire 18th floor (the "18th Floor"), the entire 19th floor (the "19th Floor"), and the.l9th Floor Mezzanine (the "19th Floor Mezzanine") (the 18th Floor, the 19th Floor and the 19th Floor Mezzanine hereinafter collectively referred to as the "225 Premises") in the building known as 225 Park Avenue South, New York, New York (hereinafter referred to as the "Building"), as well as the entire tenth (10th) floor (the "10th Floor") in the building known as 233 Park Avenue South, New York, New York (the "223 Building"; the 225 Premises and the 10th Floor hereinafter collectively known as the "Original Premises"), upon terms and conditions more fully set forth in the Lease; and

         WHEREAS, Tenant desires to decrease the size of the Original Premises by the surrender and return to Landlord of a portion of the Original Premises consisting of the 225 Premises and Landlord has agreed to accept the surrender of the 225 Premises subject to and upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

         1. Defined Terms. All capitalized terms used herein but not defined shall have the meanings ascribed to them in the Lease.

         2. 18th Floor. Effective as of October 15, 2001 (the "Surrender Date"),
(a) Tenant shall surrender the 225 Premises to Landlord, (b) the Lease and the term thereof shall end and expire with respect to the 225 Premises, as fully and completely as if the Surrender Date were the date fixed in the Lease for the end and expiration of the Lease and the term thereof with respect to the 225 Premises, (c) all options (to renew the term, for additional space or otherwise), if any, contained in the Lease or with respect to the 225 Premises are extinguished and (d) neither Tenant nor Landlord shall have any further liability to the other in connection with the 225 Premises, except for any matters accruing under the Lease on or before the Surrender Date. At all times prior to the Surrender Date and Tenant's actual delivery of the 225 Premises to Landlord in the condition required hereunder and under the Lease, Tenant shall continue to pay Base Rent and Additional Charges in the amount and in the manner set forth in the Lease.


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         3. Delivery of Space. On the Surrender Date, Tenant shall deliver to
Landlord vacant possession of the 225 Premises, free and clear of all tenancies, broom clean and otherwise in the condition required by the Lease for delivery to Landlord at the end of the Term. Upon possession of the 225 Premises by the New Tenant (as defined below) Tenant shall be deemed to be in compliance with the foregoing sentence. Notwithstanding the foregoing Landlord acknowledges that Tenant has advised Landlord that Tenant has entered into an agreement (the "PA Agreement") with the Port Authority of New York and New Jersey, the new tenant of the 225 Premises (the "New Tenant"), to purchase certain installations, equipment and furniture owned by Tenant ("PA Agreement Items") and located in the 225 Premises. Provided that Tenant furnishes Landlord with a true and correct copy of the PA Agreement, Tenant shall be permitted to leave in the 225 Premises those items being purchased pursuant to the PA Agreement.

         4. Representations and Warranties. Tenant hereby represents and warrants that, as of the date hereof and as of the dates Tenant surrenders the 225 Premises in accordance with the provisions of this Agreement:

         (a) Tenant is the holder of all of the tenant's right, title and interest in, to and under the Lease, and the Lease is in full force and effect and has not been modified or amended except as described herein;

         (b) The interest of the tenant under the Lease has not been assigned, transferred, pledged, mortgaged or otherwise encumbered and Tenant has not sublet all or any part of the 225 Premises;

         (c) Tenant has not sublet, underlet, or otherwise transferred, in any manner whatsoever, any present or future possession, use or occupancy right in or to all or any portions of the Lease or the 225 Premises;

         (d) This Agreement has been duly and validly authorized, executed and delivered by Tenant and is valid, binding and enforceable against Tenant in accordance with its terms. Tenant has the full power and authority to consummate the transactions contemplated hereby; and

         (e) Tenant has no claims against Landlord for any liability arising under the Lease. To the best of Tenant's knowledge, no other party has a claim against Landlord for any liability arising under the Lease.


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         5. Failure to Surrender and Vacate. (a) If Tenant fails to vacate and deliver possession of the 225 Premises on or before the date set forth herein for such surrender and otherwise in accordance with this Agreement, without limiting any rights or remedies to which Landlord may be entitled under the Lease, at law or in equity with respect to such failure by Tenant, Tenant hereby agrees that it (a) will accept service of a notice of petition and petition in a summary proceeding in the Civil Court of the City of New York; (b) consents to the jurisdiction of said Court; (c) shall not enter any appearance or interpose any defense or counterclaim in any such proceeding; (d) consents to the entry of a final judgment in said proceeding awarding Landlord immediate possession of the 225-Premises; (e) consents to the immediate issuance of a warrant of eviction by the Clerk of the Civil Court; and (f) waives (i) any stay of execution of said warrant of eviction and (ii) all rights to appeal or collaterally attack the aforesaid final judgment or the issuance and execution of a warrant of eviction.

         (b) If Tenant does not surrender possession of and vacate the 225 Premises on the date set forth herein for such surrender and otherwise in accordance with this Agreement, then, in addition to and without limiting any other rights and/or remedies to which Landlord may be entitled under the Lease or this Agreement, at law or in equity, Landlord may, without notice to Tenant,
(i) enter the 225 Premises, (ii) remove all of Tenant's furniture, equipment, furnishings, removable fixtures and other personal property (other than the "PA Agreement Items") in the 225 Premises (collectively, the "Personal Property"),
(iii) store or dispose of such Personal Property in Landlord's sole discretion without liability to Tenant, (iv) change the locks on the entry doors to the 225 Premises and all other doors within the 225 Premises and (v) prohibit the entry into the 225 Premises by Tenant and/or any officer, director, shareholder, principal, employee, invitee, licensee or other representative of Tenant. In connection with the exercise by Landlord of any or all of its rights under this paragraph, (1) any costs and expenses incurred by Landlord shall be deemed to be "additional rent" under the Lease and shall be payable by Tenant on demand and
(2) Landlord shall have no liability to Tenant whatsoever, including, without limitation, for any damage to any of the Personal Property. Nothing contained in this Paragraph 4(b) or elsewhere in this Agreement is intended or shall be construed to give Tenant the right to remain in or occupy the 225 Premises.

         (c) Tenant acknowledges and agrees that Landlord has entered into a lease with the New Tenant for occupancy of the 225 Premises commencing immediately after the Surrender Date and that, in entering into such lease, Landlord is relying upon Tenant's agreement to vacate and surrender the 225 Premises on the dates and in accordance with the terms set forth herein. Accordingly, if Tenant shall hold-over, or remain in possession of any portion of the 225 Premises beyond the Surrender Date, Tenant shall be subject not only to summary proceeding and all damages related thereto, but also to any damages, including without limitation consequential damages, arising out of any lost opportunities (and/or new leases) by Landlord to re-let the 225 Premises (or any part thereof). All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.


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         6. Tenant Improvements. (a) Landlord and Tenant have agreed that certain improvements made by Tenant to the 225 Premises shall remain in the 225 Premises following the Surrender Date. In consideration therefor, Landlord agrees to pay Tenant the sum of *** Dollars ($***) for such improvements, installations and fixtures within two (2) Business Days after Tenant has complied with the first sentence of Paragraph 3 hereof. Tenant shall be responsible for and shall indemnify Landlord for all sales taxes or other taxes imposed by any federal, state or local governmental authority or under any law arising from the purchase of these improvements or the transactions hereunder. Such payment shall be due from Landlord to Tenant only after Tenant has surrendered the 225 Premises in accordance with the terms herein and provided that Tenant is not otherwise in default under the Lease, as amended hereby. Landlord shall have the right to set off against such payment, any sums owed by Tenant to Landlord under the Lease.

         7. Tenant agrees that Landlord shall continue to retain the Expansion Space Letter of Credit in the amount of $484,000 and that Landlord shall return the additional letters of credit heretofore delivered to Landlord (copies of which are attached hereto as Exhibit A) to Tenant within ten (10) Business Days after the Surrender Date provided that Tenant has surrendered the 225 Premises on the Surrender Date in accordance with the terms of this Agreement.

         8. Certain Lease Provisions. From and after the Surrender Date, provided that Tenant has surrendered the 225 Premises to Landlord in the condition required hereunder and under the Lease, the provisions of Article 10 of the Lease shall govern with respect to the matters set forth therein notwithstanding any other provision of the Lease to the contrary.

         9. Landlord and Tenant agree that upon execution of this Amendment by each party, this Amendment shall be placed in escrow with Messrs. Fried, Frank, Harris, Shriver & Jacobson ("Escrowee") and shall not be deemed delivered and/or effective until Landlord has notified Tenant and Escrowee that the lease of the 225 Premises to the New Tenant (the "New Lease") has been released from escrow, and is in full force and effect (the "Effective Date of the New Lease") whereupon Escrowee shall be instructed by Landlord to date this Amendment and to deliver an original counterpart of this Amendment to each party. Upon the date this Amendment is so delivered it shall be deemed to be in full force and effect and binding on both parties. In the event that Landlord shall not have notified Tenant and Escrowee that the Effective Date of the New Lease has occurred by the close of business October 12, 2001 this Amendment shall be deemed null and void and neither party shall have any obligation to the other under the terms of the Amendment.

         10. Miscellaneous. (a) Time is of the essence with regard to Tenant's obligations under this Agreement.


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         (b) This Agreement shall inure to the benefit of and be binding on
Landlord and Tenant, and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and assigns any rights, remedies or obligations or liabilities under or by reason of this Agreement.

         (c) Tenant represents to Landlord that Tenant has dealt with no broker other than Peter Turchin in his capacity as Landlord's agent in connection with this Agreement or the Building and Tenant shall indemnify and hold Landlord harmless from and against all loss, cost, liability and expense (including reasonable attorneys' fees and disbursements), arising out of any claim for a commission or other compensation by any broker who alleges that it has dealt with Tenant in connection with this Agreement or the Building.

         (d) This Agreement shall be construed and enforced according to the laws of the State of New York.

          (e) Nothing contained in this Agreement shall be construed to modify the terms on which Tenant is leasing the 1Oth Floor, including without being limited to Article 10 thereof, which shall continue to be leased by Tenant pursuant to the terms of the Lease, without modification. Except as modified by this Fourth Amendment of Lease, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed..

         (f) Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the waiver, modification, amendment, discharge or termination is sought and then only to the extent set forth in such instrument.

         (g) No waiver by either party or failure or refusal by the other party to comply with its obligations shall be deemed to be a waiver of any other or subsequent failure or refusal to so comply.

         (h) If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Agreement shall nevertheless be valid and be enforced to the fullest extent permitted by law.

         (i) The captions in this Agreement are inserted for the convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement of any of the provisions hereof and shall not be considered in interpreting or construing this Agreement.

         (j) Tenant hereby represents that the officer executing this Amendment on behalf of Tenant has all necessary licenses, authorizations, permits and approvals, and full power and authority to execute and deliver this Amendment on behalf of Tenant and perform any action in connection therewith.


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         (k) This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.


      LANDLORD:             225 FOURTH LLC
                            By: Orda Management Corporation, a general partner


                            By:  /s/ Morton F. Sliver
                            --------------------------------------
                            President


      TENANT:               ACTV, INC.


                            By: /s/ Christopher Cline
                            --------------------------------------
                            Senior Vice President



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               Form of Sarbanes-Oxley Section 302(a) Certification


I, David Reese, Chief Executive Officer of ACTV, Inc., certify that:

1.       I have reviewed this annual report on Form 10-K/A of ACTV, Inc.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;


Date: November 14, 2002

                                          /s/  David Reese
                                          ---------------------------------
                                          David Reese
                                          Chief Executive Officer


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               Form of Sarbanes-Oxley Section 302(a) Certification


I, Christopher C. Cline, Chief Financial Officer of ACTV, Inc., certify that:

1.       I have reviewed this annual report on Form 10-K/A of ACTV, Inc.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;



Date: November 14, 2002

                                               /s/  Christopher C. Cline
                                               ---------------------------------
                                               Christopher C. Cline
                                               Chief Financial Officer